                                                                    EXHIBIT 99.1


Contacts:   Norman Black, Public Relations
            404-828-7593
            Teresa Finley, Investor Relations
            404-828-7359

                     UPS REPORTS SOLID 3RD QUARTER EARNINGS
                       AS PACKAGE BUSINESS GROWS WORLDWIDE

                     INTERNATIONAL PROFIT JUMPS ALMOST 50%;
          BOARD INCREASES SHARE REPURCHASE AUTHORIZATION TO $2 BILLION

         ATLANTA, Oct. 21, 2004 - UPS (NYSE:UPS) today reported solid third quarter growth with revenues rising 7.7% and net income increasing 20.4%.

         Total worldwide average daily volume increased by 445,000 packages per day to 13.7 million, a 3.4% increase. Total international export package volume grew 13.2%, while UPS Supply Chain Solutions posted strong growth with revenue up 10.1%.

          "The reach and reliability of our global package delivery network is unmatched and we're attracting new business as a result," said Scott Davis, UPS's chief financial officer. "We're seeing double-digit export growth in every region of the world with strong profit increases to match."

         The CFO also said UPS continues to generate substantial positive cash flow and the Board of Directors has increased the company's share repurchase authorization to $2 billion.

         For the three months ended Sept. 30, consolidated revenue totaled $8.95 billion, up 7.7% compared to the $8.31 billion reported during the prior-year period. Consolidated operating profit rose 9.7% to $1.26 billion. Net income for the quarter was $890 million compared to $739 million reported for the same period in 2003.

         The results for the third quarter in 2003 included a $24 million gain on the sale of UPS Aviation Technologies as well as a $22 million tax benefit due to a favorable tax ruling. The most recent quarter includes a $99 million reduction to income taxes due to the resolution of various tax matters.

         Excluding these items, third quarter operating profit increased $135 million to $1.26 billion, a gain of 12%. Adjusted net income totaled $791 million this year compared to $702 million in 2003, up 12.7%.

         Earnings per diluted share were $0.78 compared to $0.65 the prior year. On an adjusted basis, earnings per diluted share totaled $0.70 per share, up 12.9% compared to the prior year's $0.62. The adjusted $0.70 per diluted share is within UPS's guidance of $0.69 to $0.72.

         For the nine months ended Sept. 30, consolidated revenues totaled $26.74 billion, an increase of 8.9% compared to the prior-year period. Operating profit totaled $3.79 billion, a gain of 19.3% compared to the period in 2003. Net income increased to $2.47 billion, a gain of 20.8% compared to the period in 2003.

         Third quarter highlights by company segments included:

         - International package revenue increased 21.6% to $1.67 billion on a 13.2% gain in export package volume and a 4.1% increase in international domestic package volume. Asia export volume increased 29% as export volume out of China more than doubled. U.S. export volume led the industry with its fourth consecutive quarter of double-digit growth. Operating profit jumped 49% to $262 million. International operating margin increased 290 basis points to 15.7%.

         - U.S. package revenue increased 4.4% to $6.49 billion while operating profit climbed 3.9% to $857 million. Both were impacted by a difficult September during which multiple hurricanes and tropical storms disrupted commerce across the U.S. and UPS operations in the Southeast and East. Average daily ground volume in the U.S. grew 4.5% for the quarter. Total Next Day Air(R) volume was down in the quarter due to the large amount of letters associated with mortgage refinancing activity last year. Excluding letters, Next Day package volume increased in the quarter. Average revenue per piece rose 1.5% for all U.S. products.

         - Revenue for the non-package segment climbed 9.5% to $792 million. Excluding last year's gain on the sale of UPS Aviation Technologies, operating profit increased 13.9% to $139 million. Revenue for UPS Supply Chain Solutions, the largest unit in the non-package segment, increased 10.1% to $591 million. The UPS SCS unit, with the pending acquisition of Menlo Worldwide Forwarding, will add guaranteed heavy air freight to its portfolio across the globe.

         In addition to this month's agreement to acquire Menlo Worldwide Forwarding, several other developments occurred during the quarter that will be instrumental to continued growth. Earlier in the period, UPS added air capabilities to its Trade Direct SM line of services, helping customers eliminate the need for warehousing after importing.

         Last month, UPS added three additional flights to its "around-the-world" network to accommodate expanding package flows between Asia and Europe. And just this past Monday, the U.S. Transportation Department finalized its earlier award of aviation rights allowing UPS to triple its direct access to the fast-growing China market.

         "We will keep building our capabilities as more customers turn to UPS to help them effectively manage their transportation and supply chain needs," Davis added.

         For the fourth quarter, Davis said the company is expecting a solid holiday shipping season in the United States and stellar growth outside the U.S. UPS is projecting fourth quarter diluted earnings per share to increase over last year's adjusted $0.70 to a range of $0.83 to $0.87. Davis added UPS expects earnings per share in 2005 to grow between 13-to-17%.

         UPS is the world's largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS's stock trades on the New York Stock Exchange (UPS) and the company can be found on the Web at UPS.com.


                                      # # #



EDITOR'S NOTE: UPS CFO Scott Davis will discuss third quarter results with investors and analysts during a conference call later today at 10:00 a.m. EDT. That conference call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on "Earnings Webcast."

         We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plan.

         In the third quarter of 2004, we recorded a $99 million reduction in income tax expense due to the resolution of various tax matters. In the third quarter of 2003, we recognized a $22 million credit to income tax expense due to a favorable court ruling on the treatment of jet engine maintenance costs. Also in the third quarter of 2003, we recognized a $24 million pre-tax gain ($15 million after-tax) upon the sale of our former Aviation Technologies unit. In the second quarter of 2003, we recorded a $24 million pre-tax loss and a $38 million tax benefit on the sale of our Mail Technologies business. In the first quarter of 2003, we incurred a $58 million pre-tax impairment charge related to the Company's investment in S&P 500 equity portfolios and benefited from a $55 million reduction to income tax expense due to the resolution of various tax issues with the Internal Revenue Service. We presented operating profit, net income and earnings per share excluding the impact of these items as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. We believe it is useful to present operating profit, net income and earnings per share excluding the impact of the sales of Aviation Technologies and Mail Technologies as these sales have minimal implications on future financial performance. We believe it is useful to present net income and earnings per share excluding the impact of the impairment charge because the Company has been significantly reducing the size of its equity portfolio investments and such investments are not a core business of the Company. We also believe it is useful to present net income and earnings per share excluding the impact of the resolution of the tax contingencies because the underlying matters that produced the tax benefits were unique and, as resolved, have no bearing on future anticipated tax expense.

         Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

         Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

                          UNITED PARCEL SERVICE, INC.
                    SELECTED FINANCIAL DATA - THIRD QUARTER


                                                     THREE MONTHS ENDED
                                                        SEPTEMBER 30,                        CHANGE
                                                  -----------------------------------------------------------
                                                   2004              2003              $                 %
                                                  -------          -------          -------           -------
(amounts in millions, except per share data)
STATEMENT OF INCOME DATA:
Revenue:
  U.S. domestic package                           $ 6,494          $ 6,219          $   275            4.4%
  International package                             1,666            1,370              296           21.6%
  Non-package                                         792              723               69            9.5%
                                                  -------          -------          -------
  Total revenue                                     8,952            8,312              640            7.7%

Operating expenses:
  Compensation and benefits                         5,139            4,830              309            6.4%
  Other                                             2,555            2,335              220            9.4%
                                                  -------          -------          -------
  Total operating expenses                          7,694            7,165              529            7.4%

Operating profit:
  U.S. domestic package                               857              825               32            3.9%
  International package                               262              176               86           48.9%
  Non-package                                         139              146               (7)          -4.8%
                                                  -------          -------          -------
  Total operating profit                            1,258            1,147              111            9.7%

Other income (expense):
  Investment income                                    26               23                3           13.0%
  Interest expense                                    (38)             (31)              (7)          22.6%
                                                  -------          -------          -------
  Total other income (expense)                        (12)              (8)              (4)          50.0%

Income before income taxes                          1,246            1,139              107            9.4%

Income taxes                                          356              400              (44)         -11.0%

                                                  -------          -------          -------
Net income                                        $   890          $   739          $   151           20.4%
                                                  =======          =======          =======

Net income as a percentage of revenue                 9.9%             8.9%

Per share amounts
  Basic earnings per share                        $  0.79          $  0.66          $  0.13           19.7%
  Diluted earnings per share                      $  0.78          $  0.65          $  0.13           20.0%

Weighted average shares outstanding
  Basic                                             1,126            1,128
  Diluted                                           1,135            1,140

AS ADJUSTED INCOME DATA:
  Operating profit:
   U.S. domestic package                          $   857          $   825          $    32            3.9%
   International package                              262              176               86           48.9%
   Non-package (1)                                    139              122               17           13.9%
                                                  -------          -------          -------
  Total operating profit (1)                        1,258            1,123              135           12.0%
  Income before income taxes (1)                    1,246            1,115              131           11.7%
  Net income (1), (2), (3)                            791              702               89           12.7%
  Basic earnings per share (1), (2), (3)             0.70             0.62             0.08           12.9%
  Diluted earnings per share (1), (2), (3)           0.70             0.62             0.08           12.9%


(1) In the third quarter of 2003, the Company recognized a $24 million pre-tax ($15 million after-tax) gain from the sale of our former Aviation Technologies unit.

(2) In the third quarter of 2003, the Company recognized a $22 million credit to tax expense from a favorable court ruling on the tax treatment of jet engine maintenance costs.

(3) In the third quarter of 2004, the Company recognized a $99 million credit to tax expense due to the resolution of various tax matters.

Certain prior year amounts have been reclassified to conform to the current year presentation.

                          UNITED PARCEL SERVICE, INC.
                    SELECTED OPERATING DATA - THIRD QUARTER



                                                       THREE MONTHS ENDED
                                                          SEPTEMBER 30,                    CHANGE
                                                    -------------------------------------------------------
                                                      2004           2003            $                 %
                                                    -------        -------        -------            -----
REVENUE (IN MILLIONS):
U.S. domestic package:
  Next day air                                      $ 1,482        $ 1,424        $    58            4.1%
  Deferred                                              731            714             17            2.4%
  Ground                                              4,281          4,081            200            4.9%
                                                    -------        -------        -------
    Total U.S. domestic package                       6,494          6,219            275            4.4%
International package:
  Domestic                                              326            279             47           16.8%
  Export                                              1,220            988            232           23.5%
  Cargo                                                 120            103             17           16.5%
                                                    -------        -------        -------
    Total International package                       1,666          1,370            296           21.6%
Non-package:
   UPS Supply Chain Solutions                           591            537             54           10.1%
   Other                                                201            186             15            8.1%
                                                    -------        -------        -------
     Total Non-package                                  792            723             69            9.5%
                                                    -------        -------        -------
Consolidated                                        $ 8,952        $ 8,312        $   640            7.7%
                                                    =======        =======        =======

Memo: Gross revenue
    UPS Supply Chain Solutions                      $ 1,278        $ 1,099        $   179           16.3%

Consolidated volume (in millions)                       877            849             28            3.4%

Operating weekdays                                       64             64

AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. domestic package:
  Next day air                                        1,157          1,207            (50)          -4.1%
  Deferred                                              813            859            (46)          -5.4%
  Ground                                             10,409          9,961            448            4.5%
                                                    -------        -------        -------
    Total U.S. domestic package                      12,379         12,027            352            2.9%
International package:
  Domestic                                              794            763             31            4.1%
  Export                                                530            468             62           13.2%
                                                    -------        -------        -------
    Total International package                       1,324          1,231             93            7.6%
                                                    -------        -------        -------
Consolidated                                         13,703         13,258            445            3.4%
                                                    =======        =======        =======

AVERAGE REVENUE PER PIECE:
U.S. domestic package:
  Next day air                                      $ 20.01        $ 18.43        $  1.58            8.6%
  Deferred                                            14.05          12.99           1.06            8.2%
  Ground                                               6.43           6.40           0.03            0.5%
    Total U.S. domestic package                        8.20           8.08           0.12            1.5%
International package:
  Domestic                                             6.42           5.71           0.71           12.4%
  Export                                              35.97          32.99           2.98            9.0%
    Total International package                       18.24          16.08           2.16           13.4%
Consolidated                                        $  9.17        $  8.82        $  0.35            4.0%
                                                    =======        =======        =======


Certain prior year amounts have been reclassified to conform to the current year presentation.

                         UNITED PARCEL SERVICE, INC.
                     SELECTED FINANCIAL DATA - YEAR-TO-DATE


                                                          NINE MONTHS ENDED
                                                             SEPTEMBER 30,                           CHANGE
                                                       -------------------------------------------------------------
                                                         2004              2003                $                %
                                                       --------          --------          --------           ------
(amounts in millions, except per share data)
STATEMENT OF INCOME DATA:
Revenue:
  U.S. domestic package                                $ 19,514          $ 18,363          $  1,151            6.3%
  International package                                   4,898             4,043               855           21.1%
  Non-package                                             2,330             2,147               183            8.5%
                                                       --------          --------          --------
  Total revenue                                          26,742            24,553             2,189            8.9%

Operating expenses:
  Compensation and benefits                              15,386            14,292             1,094            7.7%
  Other                                                   7,571             7,089               482            6.8%
                                                       --------          --------          --------
  Total operating expenses                               22,957            21,381             1,576            7.4%

Operating profit:
  U.S. domestic package                                   2,580             2,361               219            9.3%
  International package                                     803               468               335           71.6%
  Non-package                                               402               343                59           17.2%
                                                       --------          --------          --------
  Total operating profit                                  3,785             3,172               613           19.3%

Other income (expense):
  Investment income (loss)                                   57                (5)               62        -1240.0%
  Interest expense                                         (112)              (94)              (18)          19.1%
                                                       --------          --------          --------
  Total other income (expense)                              (55)              (99)               44          -44.4%

Income before income taxes                                3,730             3,073               657           21.4%

Income taxes                                              1,263             1,031               232           22.5%
                                                       --------          --------          --------
Net income                                             $  2,467          $  2,042          $    425           20.8%
                                                       ========          ========          ========

Net income as a percentage of revenue                       9.2%              8.3%

Per share amounts
  Basic earnings per share                             $   2.19          $   1.81          $   0.38           21.0%
  Diluted earnings per share                           $   2.17          $   1.80          $   0.37           20.6%

Weighted average shares outstanding
  Basic                                                   1,128             1,126
  Diluted                                                 1,137             1,137

AS ADJUSTED INCOME DATA:
  Operating profit:
   U.S. domestic package                               $  2,580          $  2,361          $    219            9.3%
   International package                                    803               468               335           71.6%
   Non-package (1)                                          402               343                59           17.2%
                                                       --------          --------          --------
  Total operating profit (1)                              3,785             3,172               613           19.3%
  Income before income taxes (1), (2)                     3,730             3,131               599           19.1%
  Net income (1), (2), (3), (4)                           2,368             1,973               395           20.0%
  Basic earnings per share (1), (2), (3), (4)              2.10              1.75              0.35           20.0%
  Diluted earnings per share (1), (2), (3), (4)            2.08              1.74              0.34           19.5%


(1) In the second quarter of 2003, the Company recognized a $24 million pre-tax loss, and a $38 million tax benefit, from the sale of our former Mail Technologies unit. In the third quarter of 2003, the Company recognized a $24 million pre-tax ($15 million after-tax) gain from the sale of our former Aviation Technologies unit.

(2) In the first quarter of 2003, the Company recognized a $58 million investment impairment charge ($37 million after-tax).

(3) In the first quarter of 2003, the Company recognized a $55 million credit to tax expense related to the resolution of various tax contingencies. In the third quarter of 2003, the Company recognized a $22 million credit to tax expense from a favorable court ruling on the tax treatment of jet engine maintenance costs.

(4) In the third quarter of 2004, the Company recognized a $99 million credit to tax expense related to the resolution of various tax matters.

Certain prior year amounts have been reclassified to conform to the current year presentation.

                         UNITED PARCEL SERVICE, INC.
                     SELECTED OPERATING DATA - YEAR-TO-DATE


                                                      NINE MONTHS ENDED
                                                         SEPTEMBER 30,                     CHANGE
                                                    ------------------------------------------------------
                                                     2004           2003             $                 %
                                                    -------        -------        -------           ------
REVENUE (IN MILLIONS):
U.S. domestic package:
  Next day air                                      $ 4,444        $ 4,164        $   280            6.7%
  Deferred                                            2,229          2,128            101            4.7%
  Ground                                             12,841         12,071            770            6.4%
                                                    -------        -------        -------
    Total U.S. domestic package                      19,514         18,363          1,151            6.3%
International package:
  Domestic                                              980            819            161           19.7%
  Export                                              3,584          2,920            664           22.7%
  Cargo                                                 334            304             30            9.9%
                                                    -------        -------        -------
    Total International package                       4,898          4,043            855           21.1%
Non-package:
   UPS Supply Chain Solutions                         1,722          1,567            155            9.9%
   Other                                                608            580             28            4.8%
                                                    -------        -------        -------
     Total Non-package                                2,330          2,147            183            8.5%
                                                    -------        -------        -------
Consolidated                                        $26,742        $24,553        $ 2,189            8.9%
                                                    =======        =======        =======

Memo: Gross revenue
    UPS Supply Chain Solutions                      $ 3,577        $ 3,176        $   401           12.6%

Consolidated volume (in millions)                     2,628          2,508            120            4.8%

Operating weekdays                                      192            191

AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. domestic package:
  Next day air                                        1,169          1,174             (5)          -0.4%
  Deferred                                              846            855             (9)          -1.1%
  Ground                                             10,351          9,873            478            4.8%
                                                    -------        -------        -------
    Total U.S. domestic package                      12,366         11,902            464            3.9%
International package:
  Domestic                                              796            760             36            4.7%
  Export                                                522            467             55           11.8%
                                                    -------        -------        -------
    Total International package                       1,318          1,227             91            7.4%
                                                    -------        -------        -------
Consolidated                                         13,684         13,129            555            4.2%
                                                    =======        =======        =======

AVERAGE REVENUE PER PIECE:
U.S. domestic package:
  Next day air                                      $ 19.80        $ 18.57        $  1.23            6.6%
  Deferred                                            13.72          13.03           0.69            5.3%
  Ground                                               6.46           6.40           0.06            0.9%
    Total U.S. domestic package                        8.22           8.08           0.14            1.7%
International package:
  Domestic                                             6.41           5.64           0.77           13.7%
  Export                                              35.76          32.74           3.02            9.2%
    Total International package                       18.04          15.95           2.09           13.1%
Consolidated                                        $  9.16        $  8.81        $  0.35            4.0%
                                                    =======        =======        =======



Certain prior year amounts have been reclassified to conform to the current year presentation.